UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2023, Ultragenyx Pharmaceutical Inc. (“Ultragenyx” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., and Cowen and Company, LLC (the “Underwriters”), providing for the offer and sale in an underwritten public offering (the “Offering”) of 8,333,334 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,666,722 shares of Common Stock (the “Warrant Shares”). The price to the public in the Offering is $30.00 per Share and $29.9990 per Pre-Funded Warrant, which is the price per share at which the Shares are being sold to the public in the Offering, minus the $0.001 exercise price per Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Shares from the Company at a price of $28.3875 per Share and the Pre-Funded Warrants from the Company at a price of $28.3865 per Pre-Funded Warrant. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 1,500,000 shares of Common Stock on the same terms. On October 19, 2023, the Underwriters exercised the Option in full.

The Offering is expected to close on October 23, 2023. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The net proceeds from the Offering are expected to be approximately $326.1 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses and after giving effect to the Option.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-253008). The Offering was not registered under any state blue sky laws.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the form of Pre-Funded Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Pre-Funded Warrants do not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 18, 2023, among Ultragenyx Pharmaceutical Inc. and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., and Cowen and Company, LLC

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	The cover page from the Company’s Current Report on Form 8-K dated October 18, 2023 formatted in Inline XBRL.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2023	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Emil D. Kakkis
Emil D. Kakkis, M.D., Ph.D.
President and Chief Executive Officer